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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
               Date of Report (Date of earliest event reported):

                               February 4, 1999

                          Newmont Mining Corporation
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            (Exact name of registrant as specified in its charter)


          Delaware                    1-1153                  13-1806811
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(State or Other Jurisdiction  (Commission File Number)  (I.R.S. Employer
     of Incorporation)                                   Identification Number)


                  1700 Lincoln Street, Denver, Colorado 80203
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              (Address of principal executive offices) (zip code)

                                (303) 863-7414
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             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

     On February 4, 1999, Newmont reported fourth-quarter and full-year earnings for 1998. Gold production increased to 4.07 million ounces during 1998, a 3 percent increase from 3.96 million ounces in 1997. Net income was $5.8 million, or $0.03 per share, for the fourth quarter and $69.2 million, or $0.44 per share, for the year, before an accounting change and impairment charge. Operating cash flow increased to $373.5 million, or $2.35 per share, in 1998 from $283.8 million, or $1.82 per share, in 1997. Year-end gold reserves remained unchanged from 1997 at 52.6 million ounces.

     A write-down of assets that are impaired at low gold prices and adoption of a new accounting standard (AICPA Statement of Position 98-5) requiring the expensing of facility start-up costs resulted in non-cash charges of $427.2 million, or $2.56 per share, after taxes in the fourth quarter and $462.6 million, or $2.91 per share, for 1998. As a result of such charges, Newmont reported a net loss of $421.4 million, or $2.53 per share, for the fourth quarter of 1998 and $393.4 million, or $2.47 per share, for 1998. As a result of the accounting change, Newmont's results for the first three quarters were restated, and a charge of $32.9 million, or $.21 per share, was taken retroactively in the first quarter of 1998.

     The full text of the press release announcing Newmont's financial results is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  None.

          (b)  None.

          (c)  Exhibits

               99.1 Press release, dated February 4, 1999, announcing fourth-quarter and full-year earnings for 1998
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                                  SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        By:   /s/ Timothy J. Schmitt
                                           -----------------------------------
                                           Name:  Timothy J. Schmitt
                                           Title: Vice President, Secretary
                                                  and Assistant General Counsel
Dated:  February 5, 1999
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                                 EXHIBIT INDEX


Exhibit Number        Description of Exhibits

99.1 Press release, dated February 4, 1999, announcing fourth-quarter and full-year earnings for 1998